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                                LANE AND MANTELL                    Exhibits 5.1
                           a professional corporation                   and 23.2
                                ATTORNEYS AT LAW

               991 Route 22 West, Post Office Box 8539, Suite 102
                          Somerville, New Jersey 08876

Nanette Weitman Mantell                                 Telephone (908) 253-9333
Steven R. Lane                                          Facsimile (908) 253-9339

  ------------
Rosemary Farr                                                     Howard Freeman
                                                                      Of Counsel

                                December 7, 1999

DUSA Pharmaceuticals, Inc.
25 Upton Drive
Wilmington, Massachusetts 02061

Re:  DUSA Pharmaceuticals, Inc. (the "Company")
     Registration Statement on Form S-8

Gentlemen:

     We have examined the Company's registration statement on Form S-8 (the "Registration Statement") which is being filed with the Securities and Exchange Commission (the "SEC") in connection with the registration under the Securities Act of 1933, as amended (the "Act") of an aggregate of 2,591,855 shares (the "Optioned Shares") of the Company's common stock, without par value (the "Common Stock") under the 1991 Incentive Stock Option Plan of Deprenyl USA, Inc., the DUSA Pharmaceuticals, Inc. 1994 Restricted Stock Option Plan, the DUSA Pharmaceuticals, Inc. 1996 Omnibus Plan, as amended and pursuant to various agreements between the Company and individual holders of options or other rights to acquire the Company's Common Stock (collectively "the Plans").

     This opinion is being furnished in accordance with the requirements of Item 8 of Form S-8 and Item 601(b)(5)(i) of Regulation S-K.

     As legal counsel to the Company, we have examined the proceedings taken and proposed to be taken in connection with the issuance, sale and payment of consideration for the Optioned Shares under the Plans. We have also examined the original or a photostatic or certified copy of (i) the Certificate of Incorporation of the Company, and all amendments to the Certificate of Incorporation filed by the Company in the Office of the Secretary of State of the State of New Jersey; (ii) the By-laws of the Company; and (iii) such records of corporate proceedings and other documents as we have deemed necessary in order to enable us to express the opinion set forth below. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the original of all documents
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DUSA Pharmaceuticals, Inc.
December 7, 1999
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submitted to us as copies thereof. Our opinion set forth below is limited to the Business Corporation Law of the State of New Jersey.

     Based on the foregoing examination, subject to the assumptions stated and relying on statements of fact contained in the documents that we have examined, we are of the opinion that the Optioned Shares have been duly authorized and reserved for issuance and that when issued and sold in the manner described in the Plans and pursuant to the agreement which may accompany each grant under the Plans, the Optioned Shares will be legally and validly issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the reference to our firm's name wherever appearing in the Registration Statement, including any prospectus constituting a part thereof, and any amendments thereto. This opinion may be incorporated by reference in any abbreviated registration statement filed pursuant to General Instruction E of Form S-8 under the Act with respect to the Registration Statement.

                                Very truly yours,

                                LANE AND MANTELL
                                a professional corporation

                                /s/Nanette W. Mantell

                                By: NANETTE W. MANTELL

NWM/